SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

November 30, 2005

Date of Report (Date of earliest event reported)

CNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9224	56-2346563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Carnegie Hall Tower

152 W. 57th Street

New York, New York 10019

(Address of principal executive offices)

(212) 262-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation

On November 30, 2005, CNE Group, Inc. (the “Company”) filed an amendment to its Articles of Incorporation with the Delaware Secretary of State to change the name of the Company to Arrow Resources Development, Inc. and to increase the number of authorized shares of the Company’s common stock from 40 million to 1 billion. The amendment was effective November 30, 2005. A copy of the amendment to the Company’s Articles of Incorporation and a copy of the press release announcing these changes are attached as exhibits.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

A copy of the amendment to the Company’s Articles of Incorporation is attached as Exhibit 99.1.

A copy of the press release announcing the changes to the Company’s name and its authorized shares of common stock is attached as Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNE GROUP, INC.

Date: November 30, 2005

	By:	/s/ Peter J. Frugone
Peter J. Frugone, Chief Executive Officer